UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 29, 2014, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which reported our second quarter fiscal 2014 unaudited results, updated guidance for fiscal 2014, provided an update on the status of our quarterly cash dividend program and our previously completed $125 million share repurchase program, and announced that our Board of Directors has authorized a new repurchase program providing for the repurchase of up to $125 million of our common shares.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit (loss); (iv) adjusted operating profit (loss) rate; (v) adjusted income tax expense (benefit); (vi) adjusted effective income tax rate; (vii) adjusted income (loss) from continuing operations; (viii) adjusted net income (loss); (ix) adjusted diluted earnings (loss) per share from continuing operations; and (x) adjusted diluted earnings (loss) per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2013 Second Quarter	Fiscal 2013 Year-to-date	Fiscal 2013 Third Quarter	Fiscal 2013 Full Year
After-tax adjustment for the settlement of a store-related legal matter of $0.4 million, or $0.01 per diluted share	X
After-tax store-related legal settlement charge of $2.8 million, or $0.05 per diluted common share		X		X
After-tax gain on the sale of real estate of $2.2 million, or $0.04 per diluted share			X	X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1) and the transcript of our August 29, 2014 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On August 28, 2014, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, adopted and approved the Big Lots Executive Severance Plan (the “Plan”) to allow the Company to provide severance pay and benefits to certain key employees, including those employees with the title Chief Executive Officer, President, Executive Vice President, Senior Vice President, Vice President or Director.

Such key employees will be eligible to participate in the Plan if: (i) the employee has been employed by the Company or any of its subsidiaries or affiliates for a consecutive period of at least six months; (ii) the employee and an officer of the Company executes an Acknowledgement & Agreement (an “Acknowledgement”) pursuant to which the employee acknowledges and agrees to be bound by the terms of the Plan; and (iii) the employee executes and does not revoke a release of claims. Any employee who is a party to an employment agreement with the Company or any of its subsidiaries or affiliates (except for the employment agreements with the Company’s Chief Executive Officer and the Company’s Chief Operating Officer) will not be eligible to participate in the Plan. If the Company’s Chief Executive Officer or the Company’s Chief Operating Officer is entitled to benefits under the Plan and to severance benefits under their employment agreement, they will be eligible to receive the greater of the aggregate benefits payable under the Plan or the aggregate severance benefits payable under their employment agreement.

The Plan provides that in the event a participant is terminated without Cause (as defined in the Plan) or on account of a Constructive Termination (as defined in the Plan), the participant will be entitled to the following payments and benefits (collectively, the “Severance Benefits”):

(i)
A cash payment equal to the product of (A) the participant’s annualized base salary in effect on the date of termination and (B) the multiple set forth in the table below, payable in regular payroll installments commencing within 60 days after the date of termination:

Title	Multiple
Department Director	0.5
Vice President	1.0
Senior Vice President (not reporting directly to the CEO)	1.5
President (if not also the CEO), Executive Vice President, or Senior Vice President (reporting directly to the CEO)	2.0
Chief Executive Officer	2.0

(ii)
A cash payment equal to a prorated portion of the bonus that the participant would have earned for the fiscal year in which the termination occurred had such termination not occurred, payable in accordance with the terms of the applicable bonus plan.

(iii)	A cash payment for outplacement assistance in an amount determined in accordance with the table set forth below, payable in a lump sum within 60 days after the date of termination:

Title	Payment
Department Director	$0
Vice President	$15,000
Senior Vice President (not reporting directly to the CEO)	$20,000
President (if not also the CEO), Executive Vice President, or Senior Vice President (reporting directly to the CEO)	$25,000
Chief Executive Officer	$40,000

(iv)
Prorated vesting of all unvested, outstanding restricted stock awards granted to the participant on or before February 1, 2014 and, upon achievement of the applicable performance trigger, prorated vesting of all unvested, outstanding restricted stock unit awards granted to the participant. The provisions of the Plan relating to the vesting of such restricted stock awards and restricted stock unit awards amend and supersede the award agreements applicable to the restricted stock awards and restricted stock unit awards.

(v)
Continued medical, dental and vision coverage for the participant (and the participant’s dependents, if applicable) under the Company’s health plans until the last day of the calendar month in which the post-termination restriction period set forth in the following table elapses:

Title	Restriction Period
Department Director	26 weeks
Vice President	52 weeks
Senior Vice President (not reporting directly to the CEO)	78 weeks
President (if not also the CEO), Executive Vice President, or Senior Vice President (reporting directly to the CEO)	104 weeks
Chief Executive Officer	104 weeks

The Plan imposes confidentiality, non-competition, non-solicitation, non-disparagement and post-termination cooperation obligations on Plan participants. The non-competition and non-solicitation obligations apply during the period of employment and continue until the end of the restriction period set forth in the table above.

The Plan does not provide for a gross-up payment to any participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Plan provides that in the event that the Severance Benefits would, if provided, be subject to the Excise Tax, then the Severance Benefits will be reduced to the extent necessary so that no portion of the Severance Benefits is subject to the Excise Tax, provided that the net amount of the reduced Severance Benefits, after giving effect to tax consequences, is greater than or equal to the net amount of the Severance Benefits without such reduction, after giving effect to the Excise Tax and tax consequences.

The foregoing description of the terms of the Plan and the Acknowledgement is qualified in its entirety by reference to the provisions of the Plan and the Acknowledgement, which are filed herewith as Exhibits 10.1 and 10.2 to this Form 8-K, respectively, and incorporated herein by reference.

Item 8.01    Other Events.

On August 29, 2014, the Company issued a press release announcing that, on August 28, 2014, its Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on September 26, 2014 to shareholders of record as of the close of business on September 12, 2014. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

In the Earnings Press Release, we also announced that, on August 28, 2014, our Board of Directors authorized a new repurchase program providing for the repurchase of up to $125 million of our common shares. This repurchase program is eligible to commence on September 3, 2014 and will continue until exhausted. We expect the purchases to be made from time to time in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Big Lots Executive Severance Plan.

	10.2	Form of Big Lots Executive Severance Plan Acknowledgement and Agreement.

	99.1	Big Lots, Inc. press release on operating results and guidance dated August 29, 2014.

	99.2	Big Lots, Inc. conference call transcript dated August 29, 2014.

	99.3	Big Lots, Inc. press release on dividend declaration dated August 29, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 4, 2014	By:	/s/ Ronald D. Parisotto
Ronald D. Parisotto
Senior Vice President, General Counsel and Corporate Secretary